FOR IMMEDIATE RELEASE

ENERJEX RESOURCES APPOINTS RICHARD MENCHACA TO BOARD OF DIRECTORS

San Antonio, Texas (June 11, 2013) – EnerJex Resources, Inc. (OTCMarkets: ENRJ) (“EnerJex” or the “Company”), a domestic onshore oil company, announced today the appointment of Richard Menchaca to its Board of Directors. Additionally, Mr. Menchaca has been elected to serve on the Company’s Audit Committee.

Mr. Menchaca has over 20 years of experience in the commercial banking and energy industries. He is currently the President and Chief Executive Officer of Petfoflow Energy Corporation, an oil and gas exploration and production company based in Tulsa, Oklahoma. Mr. Menchaca became a director of Petroflow in June 2009 and was appointed to his current position in May 2010. He took over Petroflow at a very challenging time and was successful in reorganizing the company, ensuring that all of its creditors were fully repaid and equity value was preserved for all shareholders. Petroflow is currently executing an active drilling program in multiple project areas located in Oklahoma, Kansas, and Illinois.

Mr. Menchaca has been a founder and principal of several privately owned oil and gas companies with operations located in Texas, Oklahoma, and Louisiana. Previously, he was one of the founding members of the Oil and Gas Banking Group at Guaranty Bank, which became the bank’s most profitable lending group in less than 18 months with over $900 million of loans to the oil and gas industry. Mr. Menchaca graduated from the University of Texas at Arlington with a Bachelor of Business Administration Degree in Finance, and received a Graduate Degree from Southern Methodist University’s Southwestern School of Banking.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “Richard brings a wealth of relevant experience to our Company. I am confident that his deep knowledge and understanding of the challenges and opportunities faced by small oil and gas companies will prove to be an asset to EnerJex, and I welcome him to our Board of Directors.”

About EnerJex Resources, Inc.

EnerJex is a domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to acquire, develop, explore and produce oil properties onshore in the United States. Additional information is available on the Company’s web site at www.enerjex.com.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the acquisition of operating assets and related agreements; any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of the above, are forward-looking statements. Such statements involve risks and uncertainties, including but not limited to: whether acquired properties will produce at levels consistent with management's expectations; market conditions; the ability of EnerJex to obtain financing for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly purchased assets and any newly acquired employees; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the United States Securities and Exchange Commission and our Form 10-Q. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

or

Investor Relations

Equity Market Advisors, LLC

Daniel Vernon, EMD Advisor

Phone: (405) 230-1124

Email: dv@equitymarketadvisors.com

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.451.5546 | WWW.ENERJEX.COM